UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                Amendment No. 1
                                       to
                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             Arcturus Ventures, Inc.
                             ----------------------
              (Exact name of Small Business Issuer in its charter)

      Nevada                           6770                    22-3721801
      ------                          -----                    ----------
     (State or other          (Primary standard               (IRS Employer
     jurisdiction of          industrial classification        identification
     incorporation or              code number)                    number)
      organization)

         77 Memorial Highway Atlantic Highlands, NJ 07716 (732) 872-2727
--------------------------------------------------------------------------------
          (Address and telephone number of principal executive offices


                77 Memorial Highway Atlantic Highlands, NJ 07716
--------------------------------------------------------------------------------
(Address of principal place of business or intended principal place of business)


Matthew Troster, 77 Memorial Highway Atlantic Highlands, NJ 07716 (732) 872-2727
--------------------------------------------------------------------------------
            (Name, address and telephone number of agent for service

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

The registrant hereby amends the registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that the registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the filing on Form SB-2 and authorizes this amendment number one to the registration statement to be signed on its behalf by the undersigned in the City of Atlantic Highlands, State of New Jersey on October 25, 2000

ARCTURUS VENTURES. INC. (Registrant)


/s/ Matthew Troster
--------------------
By Matthew Troster, President


and


/s/ E. Terry Jaramillo
----------------------
E. Terry Jaramillo, CFO

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons who represent a majority of our Board of Directors.


/s/ E. Terry Jaramillo
-----------------------
E. Terry Jaramillo, Director



/s/ Manuel E. Iglesias
-----------------------
Manuel E. Iglesias, Director